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                                                                   Exhibit 99.3
                                 CLIENT LETTER

                              PECO ENERGY COMPANY

    Offer to Exchange $250,000,000 5.95% First and Refunding Mortgage Bonds
                         due 2011 registered under the
  Securities Act of 1933 for All Outstanding Unregistered $250,000,000 5.95%
                  First and Refunding Mortgage Bonds due 2011

                                                                 July    , 2002

To Our Clients:

   Enclosed for your consideration is a prospectus, dated July      , 2002 (the
"Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of PECO Energy Company (the "Company") to exchange its $250,000,000 5.95% First and Refunding Mortgage Bonds due 2011 which have been registered under the Securities Act of 1933, as amended (the "Exchange Bonds"), for its outstanding $250,000,000 5.95% First and Refunding Mortgage Bonds due 2011 (the "Original Bonds"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of October 30, 2001, between the Company and the initial purchasers referred to therein.

   This material is being forwarded to you as the beneficial owner of the Original Bonds carried by us in your account but not registered in your name. A tender of such Original Bonds may only be made by us as the holder of record and pursuant to your instructions.

   Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Bonds held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

   Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Bonds on your behalf in accordance with the
provisions of the Exchange Offer. The Exchange Offer will expire at       p.m.,
Eastern Standard time, on      , 2002, unless extended by the Company (the
"Expiration Date"). Any Original Bonds tendered pursuant to the Exchange Offer
may be withdrawn at any time before       p.m., Eastern Standard time, on the
Expiration Date.

   The Exchange Offer is not conditioned upon any minimum number of Original Bonds being tendered. Your attention is directed to the following:

    1. The Exchange Offer is for any and all Original Bonds.

    2. The Exchange Offer expires at       p.m., Eastern Standard time, on the
       Expiration Date, unless extended by the Company.

                          Please read the Prospectus

   If you wish to tender your Original Bonds, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Bonds.

   If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Original Bonds on your account. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Bonds held by us for your account.

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   Please carefully review the enclosed material as you consider the Exchange
Offer.

                         INSTRUCTIONS WITH RESPECT TO
                              THE EXCHANGE ORDER

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by PECO Energy Company. with respect to its Original Bonds.

   This will instruct you to tender the Original Bonds held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

   Please tender the Original Bonds held by you for my account as indicated below:

   The aggregate face amount of Original Bonds held by you for the account of the undersigned is (fill in amount):

   $      of 5.95% First and Refunding Mortgage Bonds due 2011

   With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

[_] To TENDER the following Original Bonds held by you for the account of the undersigned (insert principal amount of Original Bonds to be tendered (if any)):

   $      of 5.95% First and Refunding Mortgage Bonds due 2011

[_] NOT to TENDER any Original Bonds held by you for the account of the undersigned.

                                   Sign Here

   Name of beneficial owner(s) (please print): ______________________________

   Signature(s): ____________________________________________________________

   Address: _________________________________________________________________

   Telephone Number: ________________________________________________________

   Taxpayer Identification or Social Security Number: _______________________

   Date: ____________________________________________________________________

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